                                              Exhibit 99.1

Apollo Reports First Quarter 2022 Results

New York, May 5, 2022 — Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the first quarter ended March 31, 2022.
Marc Rowan, Chief Executive Officer at Apollo said, “Our first quarter results are a milestone event for Apollo following our merger with Athene in January. Our combined earnings power is on full display and demonstrated significant resilience and durability amid a volatile market backdrop. We continue to make progress on our three key growth drivers which underpin the success of our long-term business plan. Our asset origination engine remains very active, we are expanding our retail distribution capabilities and product offering, and our capital solutions business is well positioned to provide financing and structuring solutions at a particularly opportune time. We have a fully aligned team that has begun to execute against the targets we laid out for 2022 and beyond.”
Apollo issued a full detailed presentation of its first quarter ended March 31, 2022 results, which can be viewed through the Stockholders section of Apollo’s website at https://www.apollo.com/stockholders/apollo-global-management-inc/overview.
Dividend
Apollo Global Management, Inc. has declared a cash dividend of $0.40 per share of its Common Stock for the first quarter ended March 31, 2022. This dividend will be paid on May 31, 2022 to holders of record at the close of business on May 18, 2022.
Apollo Asset Management, Inc. (NYSE: AAM PrA, AAM PrB) has declared a cash dividend of $0.398438 per share of each of its Series A Preferred shares and Series B Preferred shares, which will be paid on June 15, 2022 to holders of record at the close of business on June 1, 2022.
The declaration and payment of dividends on Common Stock, Series A Preferred shares and Series B Preferred shares are at the sole discretion of Apollo Global Management, Inc.’s and Apollo Asset Management, Inc.’s respective board of directors, as applicable. Apollo cannot assure its stockholders that they will receive any dividends in the future.
Conference Call
Apollo will host a public audio webcast on Thursday, May 5, 2022 at 8:30 a.m. Eastern Time. During the webcast, members of Apollo’s senior management team will review Apollo’s financial results for the first quarter ended March 31, 2022.
The webcast may be accessed at: https://www.apollo.com/stockholders/apollo-global-management-inc/overview. For those unable to listen to the live broadcast, there will be a replay of the webcast available at the same link one hour after the event.
Apollo distributes its earnings releases via its website and email distribution lists. Those interested in receiving firm updates by email can sign up for them at https://www.apollo.com/stockholders/apollo-global-management-inc/contact-and-alerts/email-alerts.
About Apollo
Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three investing strategies: yield, hybrid, and equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of March 31, 2022, Apollo had approximately $513 billion of assets under management. To learn more, please visit www.apollo.com.
Forward-Looking Statements
In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to the impact of COVID-19, the impact of energy market dislocation, market conditions and interest rate fluctuations generally, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, our dependence on certain key personnel, the accuracy of management’s assumptions and estimates, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, litigation risks and our ability to recognize the benefits expected to be derived from the merger of Apollo with Athene, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo Asset Management, Inc.’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2022 and Athene's annual report on Form 10-K filed with the SEC on February 25, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.
Investor and Media Relations Contacts
For investors please contact:
Noah Gunn
Global Head of Investor Relations
Apollo Global Management, Inc.
212-822-0540
IR@apollo.com

For media inquiries please contact:
Joanna Rose
Global Head of Corporate Communications
Apollo Global Management, Inc.
212-822-0491
Communications@apollo.com
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